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Exhibit 23.2              Consent of Weinberg & Company, P.A., CPA's



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the incorporation by reference in the foregoing Registration Statement on Form S-8 to be filed on April 12, 2002 of our report dated March 26, 2001, relating to the consolidated financial statements of Hart Industries, Inc. and Subsidiary now known as H-Entertainment, Inc. for the year ended December 31, 2000 appearing in the Hart Industries, Inc. and Subsidiary now known as H-Entertainment, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

We also consent to the references to our firm under the caption "Experts" in the prospectus that is contained in the foregoing registration statement.




                                                    WEINBERG & COMPANY, P.A.
                                                    Certified Public Accountants


Boca Raton, Florida
April 12, 2002